Exhibit (c)(5)

Privileged and Confidential / Not to be Copied or Distributed
14 October 2010
PROJECT OSAKA - BOARD MATERIALS
Information presented may vary subject to legal advice

Privileged and Confidential / Not to be Copied or Distributed
DRAFT
SUMMARY OF PAST DEVELOPMENTS
▪ General transaction framework approved by the Board and agreed with Shamrock in March 2010
 – 50/50 ownership, achieved through (i) a buy-out of the free float (35% of Shamrock capital) and (ii) the acquisition of 15% from K-Shamrock
 – Balanced governance structure
 – Eric has casting vote over key decisions, enabling full consolidation
 – Shared objective of long term stability in the ownership of the joint venture
 – $12-15 per share subject to confirmatory due diligence
• Significant progress over the last few months
 – Due diligence process completed, with no material negative findings
 – Transaction structure is now finalised (including partial use of capital increase in existing Shamrock structure to acquire the 15% stake from Shamrock)
 – Preparation of required and voluntary antitrust filings
 – Negotiation of governance terms and transaction documentation has been concluded
• Strong H1 2010 performance
 – High top line growth with 8.5% organic growth
 – Profitability also high, with 15.7% reported EBIT margin (vs. 13.2% in FY2009)
 – Shamrock on track to achieve its 2010 budget

Privileged and Confidential / Not to be Copied or Distributed
DRAFT
Price
▪ Offer price of $[ ] per share plus dividend payable before closing of $[ ]
 – Represents a premium of X% vs. last closing price ($[ ]), Y% vs. the unaffected price ($9.33 on 31 August 2010) and Z% vs. the last 3 months average ($zz)
 – Implied 2010 EBITDA multiple of X% (discount to Eric of W%)
 – Dividend distribution represents cash generated since year-end 2009
– High end of initial range due to (i) strong performance in H1 2010 and (ii) revaluation of Definity®
 contract contribution vs. initial estimates ($1.7 per share lower)

Governance
▪ Board to be composed of four directors from each of K-Shamrock and Eric
▪ Special Operating Committee in charge of (i) certain operational decisions delegated by the Board and (ii) finding solutions in case of deadlock at the Board
▪ Extensive list of matters requiring Board approval
▪ Simple majority of the Board for all Board matters, except for certain key decisions required to establish control, where Eric has a casting vote

Exit Provisions
▪ Ability to sell restricted for a minimum period of 5 years and for as long as ownership structure stays at 50/50 (consent from joint shareholder needed)
▪ Deadlock put/call (after 5 years)
 – Exercisable in the event of three unresolved Board deadlocks in any consecutive 12 months
 – Reciprocal put and call on K-Shamrock shares, with diverging price to deter exercise (put price smaller than call price)
▪ CEO put (after 2 years)
 – Exercisable by K-Shamrock between 2nd and [5]th anniversary of closing, if Eric exercises its casting vote over the CEO nomination

PROPOSED TRANSACTION - KEY TERMS

Privileged and Confidential / Not to be Copied or Distributed
DRAFT
Deal Protection Mechanisms
▪ Board of Shamrock will publicly recommend the merger
▪ Non solicitation obligation
▪ Merger contract valid until 31 March 2011, with possibility for any party to extend to 31 December
 2011 if all closing conditions are met except for those in relation to anti-trust and any government action against the transaction
▪ Termination fee and transaction costs reimbursement mechanism

Transaction Structure
▪ Israeli court-approved merger, requiring at least 75% of votes cast at the shareholder meeting
 – Subject to obtaining the affirmative votes of at least one third of the shares represented and held by non affiliated parties (i.e. excluding K-Shamrock)

Reps & Warranties
▪ Standard representations and warranties, surviving for 18 months after closing
▪ Eric fully indemnified by K-Shamrock for any loss resulting from a breach of reps and warranties, subject to cap of $[y.y]m
▪ Indemnification payable out of escrow amount, dividend proceeds to K-Shamrock and right to offset against future put option proceeds

PROPOSED TRANSACTION - KEY TERMS (CONT’D)

Privileged and Confidential / Not to be Copied or Distributed
REVENUES
GROSS PROFIT
CAPITAL EXPENDITURE
EBITDA(2)
BASE CASE FINANCIALS (EXCL. SYNERGIES)
US$m
US$m
US$m
US$m
% Growth
% Revenues
% Revenues
% Revenues
Source:  Shamrock filings, PWP analysis, FY 2009 financials pro forma adjusted for Australia and Thailand acquisitions
Note: (1) Organic revenue growth at constant FX rates; PwC analysis of organic revenue growth at constant FX rates for 2008 and 2009
 (2) EBITDA on Non-GAAP basis but adjusted for stock option expenses (c. $0.5m per year)
– 5% organic growth consistent
 with pro forma growth excl. FX
 in 2008 (5.9%) and 2009
 (3.7%), but at a discount to
 growth observed in H1 2010
 (8.5%) and to management
 estimate for medium-term growth
 (c. 9%)
– Margin developments in line
 with management case
(1)
FX EXPOSURE 2010
CAGR 2010 - 2014:  5.2%
CAGR 2010 - 2014:  6.1%
CAGR 2010 - 2014:  7.3%
97
120
140
151
162
172
180
189
199
0
50
100
150
200
250
2006A
2007A
2008A
2009PF
2010E
2011E
2012E
2013E
2014E
0%
2%
4%
6%
8%
10%
53
65
76
81
89
94
100
106
113
0
30
60
90
120
150
2006A
2007A
2008A
2009PF
2010E
2011E
2012E
2013E
2014E
50%
52%
54%
56%
58%
60%
13.3
18.1
22.9
27.1
33.0
34.6
37.2
40.1
43.6
0
10
20
30
40
50
60
2006A
2007A
2008A
2009PF
2010E
2011E
2012E
2013E
2014E
12%
15%
18%
21%
24%
27%
30%
7.2
12.9
4.4
3.4
8.5
9.9
10.7
10.9
10.5
0
3
6
9
12
15
2006A
2007A
2008A
2009PF
2010B
2011E
2012E
2013E
2014E
0%
3%
6%
9%
12%
15%
37%
32%
34%
4%
16%
66%
60%
52%
0%
25%
50%
75%
100%
Sales
Opex
Capex
€
NIS
$/Other

Methodology	Range	Metric ($m)	Price per Share ($)	Ent. Value ($m)

PERELLA WEINBERG PARTNERS

Privileged and Confidential / Not to be Copied or Distributed
UPDATED VALUATION ANALYSIS (NET OF 2010 AGREED DIVIDEND)
Premium to current share price:
Sources:  PWP analysis, Shamrock filings. All values net of agreed 2010 dividend of $0.8 per share.
Notes: (1) Enterprise value plus net cash ($16.8m), adjusted for 2010 dividend ($13.5m), less adjustments to net debt ($3.8m), less minorities ($10.5m; estimated by applying 11.0x EBIT multiple on 2010E minority interest) plus associates ($1.3m) and less varying cost of buying out stock options (from $8.8m to $12.5m) . Based on 16.8m basic shares outstanding
 (2) Net of value attributed to the Definity® contract between Shamrock and Eric, representing $12.0m to $13.5m or $0.7 to $0.8 per share
 (3) Base Case before adjustment for potential loss of Definity® contract; figures on Non-GAAP basis but adjusted for stock option expenses (c. $0.5m)
DCF range using
Eric WACC of 8.0%:
$18.3 - $21.2
Dividend adjusted
current price: $10.09
Implied
(3)
(1),(2)
(2)
L3M
Trading Range
L3M trading (adjusted for 2010 dividend)
$7.10 - $10.11
129 - 179
2010E EV/EBITDA Comparable Multiples
8.0x - 9.0x
33.0
252 - 283
2010E EV/EBIT Multiples
11.0x - 12.0x
25.2
266 - 289
LFY EV/EBITDA transaction comparables
(LFY based on Dec-10 financials)
8.5x - 9.5x
33.0
268 - 300
LFY+1 EV/EBITDA transaction comparables
(LFY+1 based on Dec-11 financials)
8.0x - 9.0x
34.6
265 - 298
Discounted
Cash Flow
(2)
Based on 2011 - 2014 Base Case
Perpetuity growth methodology
1.5% - 2.5%
PGR
8.5% - 9.0%
WACC
272 - 334
Transaction
Valuation
(2)
Standalone
Market
Valuation
(2)
-50%
-25%
0%
25%
50%
75%
100%
125%
150%
15.7
14.7
14.9
14.0
7.1
19.3
16.5
16.6
16.0
15.7
10.1
14.7
Value Adjustment for Definity® Contract ($m)
Sales FY 2009
7.9
Assumed Gross Margin
22%
Estimated EBITDA impact
1.5
EBITDA Multiple Range
8.0x - 9.0x
Enterprise Value Range
12.0 - 13.5
Value Impact per Share ($)
0.7 - 0.8

Privileged and Confidential / Not to be Copied or Distributed
PRO FORMA SHAMROCK REVENUES
PRO FORMA SHAMROCK EBITDA(2)
PRELIMINARY ASSESSMENT OF POTENTIAL SYNERGIES
US$m
US$m
% Growth
% Revenues
Source:  Shamrock filings, PWP analysis, FY 2009 financials pro forma adjusted for Australia and Thailand acquisitions
Note: (1) Organic revenue growth at constant FX rates; PwC analysis of organic revenue growth at constant FX rates for 2008 and 2009
 (2) EBITDA on Non-GAAP basis but adjusted for stock option expenses (c. $0.5m per year)
(1)
CAGR 2010 - 2014:  8.5%
CAGR 2010 - 2014:  13.7%
Before synergies
Impact of synergies
Before synergies
Impact of synergies
Overview of Potential Synergies
Revenue Synergies
Cost Synergies
• Access to Eric distribution channels notably in the US
• Penetration of new markets (Asia, Central and Eastern
 Europe)
• Manufacturing subcontracting for Eric
• Increased sales through access to coating technology
 (Crizal)
• Reduction of raw materials costs (access to Eric’s
 preferred terms)
• Reduction in logistics costs
• Decrease in General & Administrative costs (delisting,
 insurance)
5
16
23
26
97
120
140
151
162
177
196
213
225
0
50
100
150
200
250
2006A
2007A
2008A
2009PF
2010E
2011E
2012E
2013E
2014E
0%
2%
4%
6%
8%
10%
4.3
9.5
10.9
11.4
13.3
18.1
22.9
27.1
33.0
38.9
46.7
51.1
55.0
0
10
20
30
40
50
60
2006A
2007A
2008A
2009PF
2010E
2011E
2012E
2013E
2014E
12%
15%
18%
21%
24%
27%
30%

Privileged and Confidential / Not to be Copied or Distributed
PRO FORMA IMPACT ON ERIC FINANCIAL PROFILE
Notes:  (1) Shamrock financials converted to € at €/$1.35. Eric projections based on estimates from Jefferies 30-Aug10, UBS 27-Aug-10, Morgan Stanley 27-Aug-10 and Deutsche Bank 23-Aug10
 (2) Contribution margin defined as operating profit before compensation costs of share-based payments, restructuring costs, other income and expense, and goodwill impairment. Corresponds to
 Shamrock’s EBIT before stock option expense.
 (3) Based on an estimated net cash position for Shamrock of $12.8m at 31-Dec-10 plus payment of dividends for fiscal year 2011; Eric net debt projections excluding UBS forecasts
SALES EVOLUTION (1)
CONTRIBUTION MARGIN (1) (2)
€m
% Growth
€m
% Revenues
Standalone: 9.6%
Pro Forma:  11.3%
Key Assumptions
–  Assumed closing of
 transaction 31-Dec-10
– Eric fully consolidates
 Shamrock
– Purchase price financed
 100% through debt
– Pre-tax interest rate on new
 debt of 3%
– Includes synergies net of
 implementation costs
PPA
– Allocation to intangible
 assets includes technology
 ($40.5m), brand ($15.8m)
 and customer relationships
 ($7.2m)
– Amortization periods:
 technology 15 years, customer
 relationships 12.5 years
– Revaluation of inventories of
 $6.3m impacting 2011 gross
 margin
– No amortization of brand
 value and residual goodwill
NET DEBT / (CASH)(3)
2011E - 2012E PRO FORMA EPS ACCRETION / DILUTION(1)
Transaction at $14.8 / share
CAGR
’10-‘12
Standalone: 9.9%
Pro Forma:  11.5%
CAGR
’10-‘12
Transaction at $14.8 / share
3,855
4,628
3,855
4,226
4,357
9.5%
9.6%
9.5%
13.0%
0
2,000
4,000
6,000
8,000
10,000
2010
2011
2012
0%
3%
6%
9%
12%
15%
Standalone
Proforma
Standalone Growth
Proforma Growth
690
763
833
690
777
858
18.0%
18.0%
17.9%
18.0%
17.8%
17.9%
0
400
800
1,200
1,600
2010
2011
2012
0%
5%
10%
15%
20%
Standalone
Proforma
Standalone
Proforma
(25)
(254)
50
(194)
(300)
(200)
(100)
0
100
2011
2012
Standalone
Pro Forma
0.4%
1.4%
1.3%
1.6%
0%
1%
2%
3%
2011
2012
Incl. Amort. of Intangibles
Excl. Amort. of Intangibles

Take Private Process- SEC Approval

Take Private Process- Israeli MergerProcess

AntitrustProcess

PERELLA WEINBERG PARTNERS

Privileged and Confidential / Not to be Copied or Distributed
INDICATIVE TIMETABLE - KEY MILESTONES TO CLOSING
Q4 2010
Q1 2011
Q2 2011 - Q4 2011
Month
Oct
Nov
Dec
Jan
Feb
Mar
Transaction Announcement
(Subject to Shareholder Approval &
Antitrust Clearance)
Preparation of Proxy Statement
File Proxy Statement with SEC
SEC Review Period/ Incorporation of SEC Comments
SEC Approval of Proxy
◆
Apply for Court Approval to Convene Shareholder Meeting
Court Reviews Merger Proposal & Authorizes Convening of
Shareholder Meeting
◆
Convene Shareholder Meeting (Post SEC Approval)
◆
Shareholder Meeting
Court Approval of Shareholder Meeting Resolution and
Merger Transaction (Subject to Antitrust Clearance)
◆
Filing with Relevant Regulatory Authorities
◆
Regulatory Review Process
Closing (Subject to Antitrust Clearance)
◆
◆
◆
◆

Privileged and Confidential / Not to be Copied or Distributed
APPENDIX

11-Mar-10: Shamrock publishes 4Q 2009 and full year results
16-Jun-10: Israeli newspaper article on potential Shamrock transaction

PERELLA WEINBERG PARTNERS

Privileged and Confidential / Not to be Copied or Distributed
SHAMROCK YTD SHARE PRICE DEVELOPMENT
Source: Factset
US$
‘000s
08-Sep-10: Broker note
from CM-CIC on potential
Shamrock transaction
19-Aug-10:
Shamrock publishes
strong 1H 2010
results
10-May-10:
Shamrock publishes
1Q 2010 results
Rumours in the market have recently
supported the share price (up 26%
over the last 90 days)
31-Aug-10: Assumed
unaffected price
($9.33)
6
7
8
9
10
11
12
Jan-10
Mar-10
May-10
Jul-10
Sep-10
0
20
40
60
80
100
120
Shamrock Volume (RHS)
Shamrock (LHS)
Eric (LHS)
Tel Aviv 100 (LHS)
Shamrock Trading Statistics
Share
Performance
Last Week
(0.2%)
30 Days
18.4%
90 Days
26.0%
180 Days
19.1%
1 Year
59.0%
3 Years
(5.6%)